UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2014

j2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	51-0371142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 10, 2014, j2 Global, Inc., a Delaware corporation (the “Company”), filed a Certificate of Elimination of Series A Usable Redeemable Preferred Stock and Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware to eliminate its Series A Usable Redeemable Preferred Stock, par value $0.01 per share (the “Series A Usable Redeemable Preferred Stock”), and Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”).

The Certificate of Elimination, effective upon filing, had the effect of eliminating from the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) all matters set forth in Article FOURTH, Paragraph (b) of the Certificate with respect to the Series A Usable Redeemable Preferred Stock and in the Certificate of Designation of Series B Convertible Preferred Stock.

On June 10, 2014, the Corporation also filed a Restated Certificate of Incorporation to reflect all prior amendments through and including the filing of the Certificate of Elimination. A copy of the Certificate of Elimination and Restated Certificate of Incorporation are attached hereto as Exhibits 3.1 and 3.2 and are incorporated by reference into this Item 5.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Elimination of the Series A Usable Redeemable Preferred Stock and Series B Convertible Preferred Stock of j2 Global, Inc., filed with the Secretary of State of the State of Delaware on June 10, 2014.

3.2	Restated Certificate of Incorporation of j2 Global, Inc., filed with the Secretary of State of the State of Delaware on June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: June 10, 2014	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Elimination of the Series A Usable Redeemable Preferred Stock and Series B Convertible Preferred Stock of j2 Global, Inc., filed with the Secretary of State of the State of Delaware on June 10, 2014.

3.2	Restated Certificate of Incorporation of j2 Global, Inc., filed with the Secretary of State of the State of Delaware on June 10, 2014.